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Exhibit 5.15

CONSENT OF DAVIES WARD PHILLIPS & VINEBERG LLP (TORONTO)

To: The Directors of Agnico-Eagle Mines Limited:

        We hereby consent to the use of our name under the heading "Other Matters Relating to the Offer — Legal Matters" and to the reference to our opinions contained under "Certain Canadian Federal Income Tax Considerations" and "Eligibility for Investment" in take-over bid circular dated March 12, 2007 forming part of the offer made by Agnico-Eagle Mines Limited (the "Company") and Agnico-Eagle Acquisition Corporation to purchase all of the common shares of Cumberland Resources Ltd. (as may be amended or supplemented from time to time in the future, the "Circular"), which Circular is incorporated by reference into and is deemed to be included in the Company's Registration Statement on Form F-10 (as filed with the United States Securities and Exchange Commission and as may be further amended from time to time in the future).

/s/ DAVIES WARD PHILLIPS & VINEBERG LLP
Toronto, Canada
March 12, 2007

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CONSENT OF DAVIES WARD PHILLIPS & VINEBERG LLP (TORONTO)